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                                  Exhibit 99.2


                              STATION CASINOS, INC.
                       1999 COMPENSATORY STOCK OPTION PLAN
                                 GRANT OF OPTION


Date of Grant:  ___________________.

                  THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Station Casinos, Inc., a Nevada corporation ("SCI") to __________________________ (the "Grantee"), who is an
employee of SCI or one of its subsidiaries.

                  WHEREAS, the Board of Directors of SCI on December 7, 1999 adopted, the Station Casinos, Inc. 1999 Compensatory Stock Option Plan (the "Plan") as a part of SCI's 1999 Stock Compensation Program (the "Program"); and

                  WHEREAS, the Plan provides for the granting of compensatory Nonqualified Stock Options by the Program Administrators to employees of SCI or any subsidiary of SCI to purchase shares of the Common Stock of SCI, par value $0.01 per share (the "Stock"), in accordance with the terms and provisions thereof.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       INCORPORATION BY REFERENCE; RECEIPT OF PLAN DOCUMENT.

                  This Option is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time if such amendments are intended to apply to this Option), all of which terms and provisions are made a part of and incorporated in this Option as if they were each expressly set forth herein. Capitalized terms not specifically defined herein shall have the meanings provided to them under the Program. The Grantee hereby acknowledges receipt of a copy of the Program and that the Grantee has read the Program carefully and fully understands its content. In the event of any conflict between the terms of this Option and the terms of the Plan, the terms of the Plan shall control. The Program Administrators shall interpret and construe the Plan and this Option, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

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2.       GRANT OF OPTION.

                  Subject to the terms and conditions hereinafter set forth, SCI with the approval and at the direction of the Program Administrators, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to ______________ shares of Stock at a price of $_________ per share. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an Option not qualified as an incentive stock option (as such term is defined under Section 422, or any successor section, of the Internal Revenue Code of 1986, as amended).

3.       INSTALLMENT EXERCISE.

                  Subject to such further limitations as are provided herein, the Option shall become exercisable in __________ installments, the Grantee having the right hereunder to purchase from SCI the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

                  (a) on and after the ______ anniversary of the Date of Grant, up to __________ (ignoring fractional shares) of the total number of Option Shares;

                  (b) on and after the ______ anniversary of the Date of Grant, up to an additional _________ (ignoring fractional shares) of the total number of Option Shares;

                  (c) on and after the ______ anniversary of the Date of Grant, up to an additional _________ (ignoring fractional shares) of the total number of Option Shares;

                  (d) on and after the ______ anniversary of the Date of Grant, up to an additional _________ (ignoring fractional shares) of the total number of Option Shares;

                  (e) on and after the ______ anniversary of the Date of Grant, the remaining Option Shares.

4.       TERMINATION OF OPTION.

                  (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of _______years [no more than 10] from the Date of Grant (the "Option Term").

                  (b) If the Grantee ceases to be employed by SCI for any reason other than death or disability, the Grantee's Option shall remain exercisable, to the extent exercisable on the date of termination of employment or service, at any time within three months after the date of termination of employment or service. If the Grantee becomes disabled while employed by


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SCI, the Grantee's Option shall remain exercisable, to the extent exercisable on the date of termination of employment or service due to disability, at any time within one year after the date of termination of employment or service due to disability. If the Grantee dies while employed by SCI, the Grantee's Option shall expire one year after the date of death. However, in no event shall an Option be exercised after the expiration of the Option Term.

                  (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative, but only to the extent that the Option would otherwise have been exercisable by the Grantee.

                  (d) A transfer of the Grantee's employment between SCI and any subsidiary of SCI, or between any subsidiaries of SCI, shall not be deemed to be a termination of the Grantee's employment.

5.       EXERCISE OF OPTIONS.

                  (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of SCI written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

                  (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or by such other method as may be authorized under the Plan, including, with the Program Administrators' consent, the surrender of shares of Stock held by the Grantor for at least six months, at their Fair Market Value on the exercise date.

                  (c) On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, SCI shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as SCI may elect) upon full payment for such Option Shares. The obligation of SCI to deliver Stock shall be subject to the condition that if at any time the Program Administrators shall determine in their sole discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators.

                  (d) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by SCI. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option shares to be purchased upon such exercise shall have been received by such date.


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6.       CONFIDENTIAL INFORMATION.

                  If the Grantee divulges, discloses or makes accessible, Confidential Information to any other persons, firm, partnership or corporation without the prior written consent of SCI, then the Grantee shall forfeit any and all rights to purchase any and all Option Shares which have not yet been exercised on the date that such Confidential Information is divulged, disclosed or made accessible. The immediately preceding sentence shall not apply if the Grantee divulges, discloses or makes accessible Confidential Information while employed by, or performing services for, SCI in the business of and for the benefit of SCI or when required to do so by lawful order of a court of competent jurisdiction. For purposes of this Option, "Confidential Information" shall mean all nonpublic information respecting SCI's business including, but not limited to, its products, research and development, processes, customer lists, marketing plans and strategies. Confidential Information does not include information that is, or becomes, available to the public unless such availability occurs through an unauthorized act on the part of the Grantee.

7.       NO RIGHTS OF STOCKHOLDERS.

                  Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of SCI with respect to any shares of stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

8.       NON-TRANSFERABILITY OF OPTION.

                  During the Grantee's lifetime, the Option granted hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution. Nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, SCI may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

9.       RESTRICTION ON EXERCISE.

                  The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities, gaming, or other law or valid regulation. As a condition to the exercise of the Option, SCI may require the Grantee exercising the Option to make any representation or warranty to SCI as may be required by any applicable law or regulation and, specifically, may require the Grantee to provide evidence satisfactory to SCI that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or state securities or other law or valid regulation.


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10.      EMPLOYMENT OR SERVICE NOT AFFECTED.

                  The granting of the Option or its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment or service relationship with SCI. Except as may otherwise be limited by a written agreement between SCI and the Grantee, the right of SCI to terminate at will the Grantee's employment or service relationship with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by SCI, as SCI or on behalf of SCI (whichever the case may be), and acknowledged by the Grantee.

11.      AMENDMENT OF OPTION.

                  The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986, as amended, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which addition or change occurs after the Date of Grant and by its terms applies to the Option; (ii) if the amendment is not materially adverse to the Grantee; or (iii) other than in the circumstances described in clauses (i) and (ii), with the consent of the Grantee.

12.      NOTICE.

                  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

                  To Employer:              Station Casinos, Inc.
                                            2411 West Sahara Avenue
                                            Las Vegas, Nevada  89102

                  To Grantee:
                                            ------------------------

                                            ------------------------

                                            ------------------------

13.      COUNTERPARTS.

                  This Option may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

14.      FURTHER ASSURANCES.

                  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Option and the Plan and the consummation of the transactions contemplated thereunder.


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15.      SEVERABILITY.

                  The invalidity or unenforceability of any provisions of this Option in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Option in such jurisdiction or the validity, legality or enforceability of any provision of this Option in any other jurisdiction, it being intended that all rights an obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

16.      GOVERNING LAW.

                  The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada (without reference to the principles of conflict of laws thereof), except to the extent preempted by federal law, which shall govern to that extent.

                  IN WITNESS WHEREOF, SCI has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                            STATION CASINOS, INC.


                                             By:
                                                ---------------------------
                                                    Name
                                                    Title




ACCEPTED AND AGREED TO:

----------------------------
[Grantee]


By:
   -------------------------
         Name
         Title


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